UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 18, 2013
THQ INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18813	13-3541686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road, Agoura Hills, CA	91301
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (818) 871-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Entry into 505 Games Asset Purchase Agreement
In connection with its ongoing Chapter 11 case (the “Chapter 11 Case”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), THQ Inc. (the “Company”) conducted a Section 363 auction for the sale of certain of the Company’s assets (the “Auction”). As a result of the Auction, the Company and 505 Games Srl, as purchaser (“505 Games”), entered into an Asset Purchase Agreement dated as of April 18, 2013 (the “505 Games Asset Purchase Agreement”), pursuant to which the Company agreed to sell substantially all of its assets primarily related to Drawn to Life and Drawn to Life: The Next Chapter (together, the “505 Games Assets”) to 505 Games pursuant to, inter alia, Sections 363 and 365 of the U.S. Bankruptcy Code (the “Bankruptcy Code”).
Pursuant to the terms of the 505 Games Asset Purchase Agreement, the aggregate consideration to be received by the Company will be comprised of cash in the amount of $301,000 and the assumption of certain liabilities by 505 Games.
Entry into Gearbox Asset Purchase Agreement
Also as a result of the Auction, the Company and Gearbox Software, LLC, as purchaser (“Gearbox”), entered into an Asset Purchase Agreement dated as of April 19, 2013 (the “Gearbox Asset Purchase Agreement”), pursuant to which the Company agreed to sell substantially all of its assets primarily related to Homeworld (the “Gearbox Assets”) to Gearbox pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code.
Pursuant to the terms of the Gearbox Asset Purchase Agreement, the aggregate consideration to be received by the Company will be comprised of cash in the amount of $1,350,000 and the assumption of certain liabilities by Gearbox.
Entry into Nordic Games Asset Purchase Agreement
Also as a result of the Auction, the Company and Nordic Games Licensing AB, as purchaser (“Nordic Games”), entered into an Asset Purchase Agreement dated as of April 22, 2013 (the “Nordic Games Asset Purchase Agreement”), pursuant to which the Company agreed to sell substantially all of its assets primarily related to Darksiders, Red Faction, MX, other owned software (including Destroy all Humans! and Summoner) and other licensed software (including Marvel Super Hero Squad and Supreme Commander) (together, the “Nordic Games Assets”) to Nordic Games pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code.
Pursuant to the terms of the Nordic Games Asset Purchase Agreement, the aggregate consideration to be received by the Company will be comprised of cash in the amount of $4,900,000 and the assumption of certain liabilities by Nordic Games.
On April 22, 2013, the Company filed motions with the Bankruptcy Court to obtain approval of the proposed sale of the 505 Games Assets, Gearbox Assets and Nordic Games Assets, among other things. These sales are subject to Bankruptcy Court approval, which the Company intends to seek at the next omnibus hearing on May 13, 2013.

The foregoing descriptions of the terms of the 505 Games Asset Purchase Agreement, Gearbox Asset Purchase Agreement and Nordic Games Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are incorporated herein by reference, and are accessible at the Kurtzman Carson Consultants Internet site at http://www.kccllc.net/thq. In addition, documents filed in connection with the Chapter 11 Case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.deb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Except as expressly incorporated by reference herein, the information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.
On April 22, 2013, the Company issued a press release relating to the Chapter 11 Case and the sale of the 505 Games Assets, Gearbox Assets and Nordic Games Assets, a copy of which is filed herewith as Exhibit 99.1.
Forward-Looking Statements
This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the business of the Company and its subsidiaries (collectively, “THQ”), including, but not limited to, expectations regarding the Chapter 11 Case. These statements are based upon management's current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the adverse impact of the Chapter 11 Case on THQ’s business, financial condition and results of operations, including its ability to maintain customer and supplier relationships; the level of interest of prospective bidders in the bidding and sale process for the remaining IP assets; THQ’s ability to obtain Bankruptcy Court approval in connection with the Chapter 11 Case; the actions of THQ’s creditors and other third parties with interests in the Chapter 11 Case; competitive, economic, legal, political, and technological factors affecting our industry, operations, markets, products, or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal period ended March 31, 2012 and subsequent Quarterly Reports on Form 10-Q, and particularly the discussion of trends and risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Title
99.1	Press release dated April 22, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 24, 2013
THQ INC.

By: /s/ Edward L. Kaufman
Name: Edward L. Kaufman
Title: President

EXHIBIT INDEX

Exhibit No.	Title
99.1	Press release dated April 22, 2013.